SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 27, 2002

COHESION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24103	94-3274368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Faber Place
Palo Alto, California 94303

(Address of Principal Executive Offices)

(650) 320-5500

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 5. OTHER EVENTS

     On September 27, 2002, Cohesion Technologies, Inc., a Delaware corporation (“Cohesion”), Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia (“Angiotech”), and Chardonnay Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Angiotech (“Sub”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), which is attached hereto as Exhibit 2.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, and subject to certain conditions being satisfied or waived, Sub will merge with and into Cohesion (the “Merger”) with Cohesion surviving the Merger as a wholly-owned subsidiary of Angiotech. At the effective time of the Merger (the “Effective Time”), each share of Cohesion common stock (“Cohesion Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into a number of fully paid and nonassessable shares of Angiotech common stock (“Angiotech Common Stock”) calculated as follows (the “Exchange Ratio”): if the Angiotech Reference Price is from $34.00 to $46.00 per share, the Exchange Ratio will be the quotient of US $4.05 divided by the Angiotech Reference Price; if the Angiotech Reference Price is above US $46.00 per share, the Exchange Ratio will be 0.0880; and if the Angiotech Reference Price is below US $34.00 per share, the Exchange Ratio will be 0.1191. The “Angiotech Reference Price” will be the average of the daily high and low selling prices on the Nasdaq National Market of one share of Angiotech Common Stock during the twenty trading day period ending on the third trading day prior to the Effective Time.

     The Merger Agreement provides that no later than thirty days prior to the Effective Time, all outstanding options to purchase shares of Cohesion Common Stock will become fully exercisable and vested. Upon closing, each unexercised option will be assumed by Angiotech and have the same terms and conditions as were applicable prior to the Merger, except that each option will become exercisable for a number of shares of Angiotech Common Stock as determined by the Exchange Ratio, with a corresponding change in the exercise price of the option. In addition, each warrant to purchase shares of Cohesion Common Stock outstanding immediately prior to the effective time of the Merger will be assumed by Angiotech and have the same terms and conditions as were applicable prior to the Merger, except that each warrant will become exercisable for a number of shares of Angiotech Common Stock as determined by the Exchange Ratio, with a corresponding change in the exercise price of the warrant.

     Under the terms of the Merger Agreement, Angiotech will file a registration statement on Form F-4 covering the issuance of the shares of Angiotech Common Stock to be issued in connection with the Merger. Angiotech will also file a registration statement on Form S-8 relating to the issuance of the shares of Angiotech Common Stock issuable upon the exercise of the Cohesion stock options assumed in the Merger.

     Angiotech and Cohesion have also agreed that, in the event the Merger Agreement is terminated under certain circumstances, one party may be obligated to pay the other’s out-of-pocket expenses and to pay specified termination fees.

     The directors of Cohesion, who, collectively, have voting control over approximately three percent of the outstanding shares of Cohesion, have entered into Voting Agreements with Angiotech (the “Voting Agreements”), pursuant to which each director has agreed to vote the shares of Cohesion Common Stock beneficially owned by the director in favor of the adoption of the Merger Agreement. The form of Voting Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     The Merger has been approved by the board of directors of both Angiotech and Cohesion. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code. The transaction is subject to approval by the stockholders of Cohesion and other customary conditions. The Merger is expected to close in or prior to the first quarter of 2003. On September 30, 2002, Cohesion issued a press release announcing the Merger, which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

     In addition, Cohesion entered into a Waiver Agreement, dated as of August 30, 2002, which is attached hereto as Exhibit 99.3 and incorporated by reference herein. Pursuant to the terms of the Waiver Agreement, the investors party to that certain Common Stock Purchase Agreement, dated as of July 24, 2002 (the “Purchase Agreement”), agreed to waive the exclusivity provisions under the Purchase Agreement in exchange for a termination fee payable by Cohesion under certain circumstances, including in connection with the execution of a definitive agreement with respect to an acquisition of Cohesion by a third party. Immediately prior to entering into the Merger Agreement, Cohesion paid the investors the termination fee.

     The description of the proposed Merger described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the form of Voting Agreement filed as exhibits to this report. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)      Exhibits

2.1	Agreement and Plan of Reorganization, dated as of September 27, 2002, by and among Angiotech Pharmaceuticals, Inc., Chardonnay Acquisition Corp. and Cohesion Technologies, Inc.

99.1	Form of Voting Agreement

99.2	Joint Press Release, dated as of September 30, 2002

99.3	Waiver Agreement, dated as of August 30, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHESION TECHNOLOGIES, INC.

Date:	October 2, 2002	By	/s/ William G. Mavity

Name: William G. Mavity Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Reorganization, dated as of September 27, 2002, by and among Angiotech Pharmaceuticals, Inc., Chardonnay Acquisition Corp. and Cohesion Technologies, Inc.

99.1	Form of Voting Agreement

99.2	Joint Press Release, dated as of September 30, 2002

99.3	Waiver Agreement, dated as of August 30, 2002